EXHIBIT 10.1

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This Amendment to Convertible Promissory Note (this “Amendment”) is entered into on May 1, 2018, but is effective for all purposes as of April 3, 2018, by and between ST. GEORGE INVESTMENTS LLC, a Utah limited liability company (“Lender”), and ASCENT SOLAR TECHNOLOGIES, INC., a Delaware corporation (“Borrower”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Note (as defined below).

A.Borrower previously issued to Lender a Convertible Promissory Note dated September 8, 2017 in the principal amount of $1,725,000.00 (the “Note”).

B.The Note was issued pursuant to a Securities Purchase Agreement dated September 8, 2017 between Lender and Borrower.

C.Borrower and Lender have agreed to amend the Note as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Conversion Factor. The definition of the term “Conversion Factor” set forth in Section A4 of Attachment 1 to the Note is deleted in its entirety and replaced with the following:

“A4.    “Conversion Factor” means 60%.”

2.Market Price. The definition of the term “Market Price” set forth in Section A17 of Attachment 1 to the Note is deleted in its entirety and replaced with the following:

“A17.    “Market Price” means the lower of: (a) the Conversion Factor multiplied by the lowest VWAP during the five (5) Trading Days immediately preceding the applicable Conversion; and (b) the Closing Bid Price on the Trading Day immediately prior to the day the Redemption Notice is delivered.”

3.Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with the amendments to the Note granted herein. Moreover, Lender agrees to forbear from enforcing its remedies under the Note with respect to all Events of Default that have occurred prior to the date hereof, provided that such forbearance shall cease, and Lender shall have no further obligations to refrain from enforcing its rights with respect to any such Events of Default, upon the occurrence of any Event of Default after the date hereof.

4.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

BORROWER:

ASCENT SOLAR TECHNOLOGIES, INC.

By: /s/Victor Lee
Name: Victor Lee
Title: CEO

LENDER:

ST. GEORGE INVESTMENTS LLC

By: Fife Trading, Inc., its Manager

By: /s/John M. Fife
John M. Fife, President

[Signature page to Amendment to Convertible Promissory Note]